EXHIBIT 99.1


                                 [EMERSON LOGO]

================================================================================
                               NEWS & INFORMATION
--------------------------------------------------------------------------------

FOR:       EMERSON RADIO CORP.
           9 Entin Road
           Parsippany, NJ 07054-0430

CONTACT:   EMERSON RADIO CORP.           OR:      INVESTOR RELATIONS:
           Guy A. Paglinco                        Robert Maffei
           Vice President,                        Investor Relations Manager
           Chief Financial Officer                (973) 428-2098
           (973) 428-2413

                                                  EPOCH FINANCIAL GROUP, INC.
                                                  Victor Thompson or
                                                  Todd Atenhan
                                                  (888) 917-5105

Thursday, June 30, 2005

                              FOR IMMEDIATE RELEASE

                                YEAR-END RESULTS

EMERSON RADIO CORP. ANNOUNCES EARNINGS PER SHARE FOR THE YEAR ENDED MARCH 31, 2005 $ 0.22 VS. PRIOR YEAR LOSS OF $ 0.04 PER SHARE

NET REVENUES FOR FISCAL 2005 GROWS BY $50.8 MILLION TO $320.7 MILLION

EMERSON RADIO CORP. JOINS RUSSELL MICROCAP INDEX

PARSIPPANY, N.J. - June 30, 2005 - Emerson Radio Corp. (AMEX:MSN) today announced audited consolidated results for the fiscal fourth quarter and fiscal 2005 year ended March 31, 2005.


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Emerson Radio News Release                                               Page 2


CONSOLIDATED YEAR-END RESULTS

Net revenues for fiscal 2005 were $320.7 million, a 21.6% increase from the prior fiscal year end revenues of $263.8 million. The increase in net revenues amounted to approximately $50.8 million, or 28.3%, in the consumer electronics segment, and $6.1 million, or 7.3%, in the sporting goods segment. Cost of sales remained relatively flat at 81.8% for fiscal 2005 vs. 81.7% for fiscal 2004. Selling, general and administrative expenses ("SG&A") decreased to 12.9% of consolidated net revenues in fiscal 2005 from 15.9% of consolidated net revenues in fiscal 2004. Operating income reached $11.3 million for fiscal 2005 as compared to an operating loss of $1.0 million for fiscal 2004. Net income of approximately $5.9 million, or $ 0.22 diluted earnings per share was generated for fiscal 2005 as compared to a net loss of $1.1 million or $ 0.04 dilutive loss per share for fiscal 2004.

CONSUMER ELECTRONICS

Net revenues for fiscal 2005 were $230.8 million as compared to $180.0 million for fiscal 2004, an increase of $50.8 million, or 28.3%. The change in revenues was attributable to an increase in Emerson(R) branded product sales of $44.3 million to $202.9 million in fiscal 2005 as compared to $158.5 million in fiscal 2004; and an increase in themed product sales to $17.1 million in fiscal 2005 as compared to $10.4 million in fiscal 2004, or an increase of $6.7 million (63.7%) due to increased Nickelodeon branded product sales volume. Licensing revenues decreased by $169,000 on a year over year basis to $10.8 million in fiscal 2005 from $11.0 million in fiscal 2004. Cost of sales, as a percentage of net revenues, increased from 85.4% in fiscal 2004 to 85.9% in fiscal 2005 primarily due to slightly lower gross margins on both themed and Emerson(R) branded products. SG&A, as a percentage of net revenues, was 7.6% in fiscal 2005 as compared to 8.8% in fiscal 2004. Operating income was $9.4 million in fiscal 2005 as compared to $3.1 million in fiscal 2004. The consumer electronics segment generated net income of $5.1 million in fiscal 2005 as compared to $60,000 in fiscal 2004.


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Emerson Radio New Release                                                Page 3


SPORTING GOODS

Net revenues for fiscal 2005 were $90.0 million, as compared to fiscal 2004 net revenues of $83.9 million. Cost of sales, as a percentage of net revenues, decreased to 71.2% for fiscal 2005 as compared to 73.7% for fiscal 2004. SG&A expenses for fiscal 2005 decreased by $2.3 million (8.7%) as compared to fiscal 2004. As a percentage of net revenues, SG&A decreased to 26.5% in fiscal 2005 from 31.2% in fiscal 2004. Income from continuing operations was $1.6 million for fiscal 2005 as compared to an operating loss of $4.6 million for fiscal 2004. Net income of $1.7 million was reported for fiscal 2005 as compared to a net loss of $1.9 million for fiscal 2004.

Management Comments on Results of Operations

Geoffrey P. Jurick, Emerson's Chairman and Chief Executive Officer stated, "We are very pleased with the rebound our consumer electronics segment has exhibited this past fiscal year, resulting in five consecutive quarters of revenue growth. While the majority of the growth that Emerson experienced has come from its major accounts, the overall customer base has experienced expansion. The Nickelodeon themed product category continues its success, which has now expanded to Dora the Explorer TM brand for which we also see strong demand going forward.

While licensing revenues were relatively unchanged during the past fiscal year at approximately $10.8 million, we are continuing to expand our licensing program for the Emerson(R) and HH Scott(R) brand names into new categories as well as to additional territories. We are very encouraged about the potential of the most recent addition to our licensing program - Petters Consumer Brands LLC. Our business model which includes direct sales and brand licensing continues to provide solid results. This combination generated total sales of Emerson (R) branded products exceeding $870 million for fiscal 2005. We continue to expect enormous potential in licensing yet underutilized product categories and untapped geographic markets".


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Emerson Radio New Release                                                Page 4


Mr. Jurick, commented with regards to the sporting goods segment ("SSG"), "SSG achieved significant improvements from the prior year in virtually all measures of financial performance for the year-ended March 31, 2005. SSG's fiscal 2005 results reflect organic revenue growth, margin improvement, operating cost reductions and a significant improvement in operating income as compared to a net loss last year. SSG's $1.7 million net income in the current year represents a $3.6 million improvement from the $1.9 million net loss last year. It is important to note that the March 26, 2004 net loss included a $2.7 million gain that was recorded as a result of the sale of the Company's subsidiary Athletic Training Equipment Company. Excluding this one-time gain, net income for the year ended March 31, 2005 improved by $6.3 million".

Mr. Jurick continued, "In summary, the past year has been very encouraging. Both segments have demonstrated significant improvements, while managing their respective balance sheets. Changes in the consumer electronics industry now require more working capital for inventory and accounts receivable needs, but this need has been addressed with the recent completion of a new three year $42.5 million syndicated credit facility led by PNC Bank, the proceeds of which can be used for working capital needs, general corporate purposes, and share repurchases. With our newly established banking facilities in place, we are confident that both entities are financially and operationally strong to continue the progress that has been made in the past year. While our outlook for revenues over the next six months is encouraging, revenues for the June 2005 quarter will be less than revenues recorded in the quarter ending June 30, 2004. This amounts to a shift in revenues from the early buy-ins by one of our major accounts in the June quarter of fiscal 2005, into the September quarter of fiscal 2006".


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Emerson Radio New Release                                                Page 5



EMERSON RADIO CORP. JOINS RUSSELL MICROCAP INDEX

Geoffrey P. Jurick, stated that "Emerson Radio Corp. joined the Russell Microcap Index when Russell Investment Group reconstituted its family of U.S. indexes on June 24, 2005". The Russell Microcap Index, is comprised of the smallest 1,000 securities in the small-cap Russell 2000(R) Index plus the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. Mr. Jurick commented, "We are pleased to be included in this Index as it should provide our company greater visibility and provide enhanced liquidity for our shareholders".


Emerson Radio Corp. (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Its 53.2% owned subsidiary, Sport Supply Group, Inc. (OTC:SSPY) is a direct marketer of sports-related equipment and leisure products to the institutional market, including schools, colleges, universities, government agencies, military facilities, athletic clubs, athletic teams and dealers, youth sports leagues and recreational organizations. Emerson's web site is www.emersonradio.com

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.



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EMERSON REPORTS/6

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                Year Ended                  Three Months Ended
                                                                        -------------------------       -------------------------
                                                                        March 31,       March 31,        March 31,      March 31,
                                                                          2005            2004             2005          2004
                                                                        ---------       ---------       ---------       ---------
NET REVENUES                                                            $ 320,704       $ 263,774       $  69,966       $  54,385
                                                                        ---------       ---------       ---------       ---------
COSTS AND EXPENSES:
   Cost of sales                                                          262,285         215,454          57,648          44,074
   Other operating costs and expenses                                       5,889           5,254           1,832           1,291
   Selling, general and administrative expenses                            41,304          42,021          10,121          12,057
   Acquisition costs (recovered) incurred                                    (454)          1,553            (250)            958
   Stock based compensation                                                   377             523              90              --
                                                                        ---------       ---------       ---------       ---------
                                                                          309,401         264,806          69,441          58,380
                                                                        ---------       ---------       ---------       ---------
OPERATING  INCOME (LOSS)                                                   11,303          (1,032)            525          (3,995)

   Interest expense, net                                                   (1,562)         (1,342)            428            (198)
   Minority interest in net (income) loss of
     consolidated subsidiary                                                 (903)            789            (720)            979
                                                                        ---------       ---------       ---------       ---------
INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                 8,838          (1,585)           (623)         (3,214)
   Provision (benefit) for income taxes
                                                                            2,983           2,150            (607)            522
                                                                        ---------       ---------       ---------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                    5,855          (3,735)            (17)         (3,736)
   Income from discontinued operations, net of tax                             50           2,661              50            (387)
   Cumulative effect of change in accounting
      Principle                                                                --              --              --              --
                                                                        ---------       ---------       ---------       ---------

NET INCOME  (LOSS)                                                      $   5,905       $  (1,074)      $      33       $  (4,123)
                                                                        =========       =========       =========       =========
BASIC NET INCOME (LOSS) PER SHARE
   Continuing operations                                                $    0.22       $   (0.14)      $      --       $   (0.14)
   Discontinued operations                                                     --            0.10              --           (0.01)
                                                                        ---------       ---------       ---------       ---------
                                                                        $    0.22       $   (0.04)      $      --       $   (0.15)
                                                                        =========       =========       =========       =========
DILUTED NET INCOME (LOSS) PER SHARE
   Continuing operations                                                $    0.22       $   (0.14)      $    0.00       $   (0.14)
   Discontinued operations                                                     --            0.10            0.00           (0.01)
                                                                        ---------       ---------       ---------       ---------
                                                                        $    0.22       $   (0.04)      $    0.00       $   (0.15)
                                                                        =========       =========       =========       =========

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                                                   26,991          27,227          27,154          26,741
   Diluted                                                                 27,264          27,227          27,154          26,741



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EMERSON REPORTS/7


                      EMERSON RADIO CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)

                                                   March 31,        March 31,
                                                     2005             2004
                                                   ---------        ---------
Cash and cash equivalents
   (includes cash securing bank
   loans of $5,620 and $2,950
   respectively                                    $  8,574        $  9,319

Accounts receivable                                  29,634          19,948

Inventory                                            53,517          46,997

Other current assets                                 10,290          11,102
                                                   --------        --------
     TOTAL CURRENT ASSETS                           102,015          87,366

Property and equipment                                8,275           7,822

Other assets                                         20,878          23,481
                                                   --------        --------
     TOTAL ASSETS                                  $131,168        $118,669
                                                   --------        --------

Current liabilities                                $ 45,899        $ 40,637

Long-term borrowings                                 14,970          15,027

Minority interest                                    16,696          15,793

Stockholders' equity                                 53,603          47,212
                                                   --------        --------
     TOTAL LIABILITIES AND EQUITY                  $131,168        $118,669
                                                   --------        --------